EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-37175, 33-44541, 33-44542, 33-58613, 33-59253,
33-59255, 333-07949, 333-34135, 333-34161, 333-34165, 333-47847 and 333-63711)
of Santa Fe Energy Resources, Inc. and on Form S-8 (No. 333-71595) of Santa Fe Snyder Corporation of our report dated May 28, 1999 appearing on page 1 of this Form 11-K.

/PRICEWATERHOUSECOOPERS LLP/

Houston, Texas
June 29, 1999

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